EXHIBIT 4.4


                                          Form of Initiation Warrant to Purchase
W-___                                                     Shares of Common Stock


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH
ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON THE LAST DAY OF THE EXERCISE PERIOD, AS DEFINED IN THE WARRANT

                          COMMON STOCK PURCHASE WARRANT
                                       OF
                         NATIONAL SCIENTIFIC CORPORATION


     This is to certify that, FOR VALUE RECEIVED, ________________ with an address at ______________________________ (and or its assign(s) and/or transferee(s)) (hereinafter, each a "Holder" and collectively the "Holders"), is entitled to purchase, subject to the provisions of this Warrant, from National Scientific Corporation, a Texas corporation (the "Company"), at an initial exercise price equal to $.10 per share__________________(________) fully paid and non-assessable shares of Common Stock, par value $.01 per share ("Common Stock"). The shares of Common Stock deliverable upon such exercise, and as adjusted from time-to-time as provided in this Warrant, are hereinafter sometimes referred to as "Warrant Stock," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time-to-time is hereinafter sometimes referred to as the "Exercise Price." The aggregate purchase price payable for the Warrant Stock purchasable hereunder is referred to as the "Aggregate Purchase Price." The Aggregate Purchase Price is not subject to adjustment. In the event of an adjustment to the Exercise Price, as provided in Section 6 herein, the number of shares of Warrant Stock deliverable upon exercise of this Warrant shall be adjusted by dividing the Aggregate Purchase Price by the Exercise Price in effect immediately after such adjustment.

     This warrant and additional warrants of like tenor, including warrants issued in exchange and/or substitution thereof (collectively, the "Warrants") were originally issued in connection with a the execution of a Letter of Intent between the Company and Casimir Capital L.P., dated February 9, 2004, ("Letter") with respect to a proposed offering of securities by the Company ("Offering").

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     1.   DEFINITIONS. The following terms have the meanings set forth below:

          "Current Market Value" of a share of Warrant Stock as of a particular date (the "Determination Date") shall mean:

          a. If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

          b. If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the NASDAQ SmallCap Market, the current market value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid-and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          c. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities, including but not limited to options, warrants or purchase, subscription or other rights, which are convertible into, exchangeable or exercisable for, or represent the right to receive, with or without payment of additional consideration in cash or property, shares of Common Stock (or other Convertible Securities), either immediately or upon the occurrence of a specified date or a specified event.

          "Exercise Period" shall mean the period commencing on the date hereof and ending at 5 p.m., eastern time on the day preceding the seventh anniversary of the date hereof.

          "Permitted Issuances" shall mean (i) Common Stock issuable or issued to employees, consultants or directors of the Company pursuant to a stock plan or other compensation arrangement approved by the Board of Directors of the Company, but in no event, more than Eight Million shares in the aggregate, and
(ii) Common Stock issued or issuable upon conversion of the Warrants or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of February 9, 2004.

     2.   EXERCISE OF WARRANT.

          (a) This Warrant may be exercised in whole or in part at any time or from time to time commencing on the date hereof and until February 9, 2011 (the "Exercise Period"), provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to

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     the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Warrant Stock specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than seven days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the shares of Warrant Stock issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Warrant Stock purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

          (b) In lieu of the payment method set forth in Section (a) above, at any time during the Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), without the payment by the Holder of any additional consideration into the number of shares of Warrant Stock determined in accordance with this Section (b), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of shares of Warrant Stock to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of shares of Warrant Stock (rounded to the next highest integer) equal to (i) the number of shares of Warrant Stock specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of shares of Warrant Stock equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Current Market Value of a share of Common Stock. Current Market Value shall have the meaning set forth in Section (1) above, except that for purposes hereof, the date of exercise, as used in such Section (1), shall mean the Exchange Date.

     3. RESERVATION OF SHARES/FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. If the Company hereafter lists its Common Stock on any national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, it shall use its best efforts to keep the Warrant Stock authorized for listing on such exchange upon notice of issuance. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a

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share,  called for upon exercise hereof,  the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Value of a share of Warrant Stock.

     4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant (and all rights hereunder) is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder or any assignee and/or transferee thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee and/or transferee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

     6. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows and the Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 6 at the time of such event:

          (a) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay a dividend or make a distribution to any holder of its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Exercise Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Purchase Price and the

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     denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification, and shall result in a corresponding adjustment to the number of shares of Warrant Stock issuable upon exercise of this Warrant.

          (b) CERTAIN OTHER DISTRIBUTIONS AND ADJUSTMENTS. If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to any holder of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection (a), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Special Dividend")), the Exercise Price shall be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then Current Market Value in effect on the record date of such issuance or distribution less the fair market value (as determined in accordance with paragraph B. of this Section 6 (g)) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be the then Current Market Value in effect on the record date of such issuance or distribution. An adjustment made pursuant to this Subsection (b) shall become effective immediately after the record date of any such Special Dividend and shall result in a corresponding adjustment to the number of shares of Warrant Stock issuable upon exercise of this Warrant.

          (c) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK AND CONVERTIBLE SECURITIES.

               (i) If at any time the Company shall issue or sell any shares of Common Stock or Convertible Securities (whether directly or by assumption in a merger in which Company is the surviving corporation), in exchange for consideration in an amount per share of Common Stock (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof ("Total Consideration") by (ii) the number of additional shares of Common Stock issued, sold or issuable upon the exercise, conversion or exchange of such securities) that is less than the Exercise Price (excluding Permitted Issuances), then (A) the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance or sale (calculated on a fully diluted basis as if all securities exercisable, convertible or exchangeable for Common Stock have been so exercised, converted or exchanged) plus the number of shares of Common Stock which the aggregate offering price would purchase based upon the Exercise Price and the denominator of which shall be the number of

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          shares of Common  Stock  outstanding  on the date of  issuance or sale
          (calculated on a fully diluted basis as if all securities exercisable, convertible or exchangeable for Common Stock have been so exercised, converted or exchanged) plus the maximum number of additional shares of Common Stock issued, sold or issuable in connection with such offering or transaction, and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the
          product   obtained  by  multiplying   the  Exercise  Price  in  effect
          immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Exercise Price resulting from the adjustment made pursuant to clause (A) above.

               (ii) The provisions of paragraph (i) of this Section 6(c) shall not apply to any issuance of shares of Common Stock for which an adjustment is provided under Section 6(a) or 6(b). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of this Section 6(c) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities.

          (d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 6(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however that adjustments shall be required and made in accordance with the provisions of this Section 6 not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 6(d) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (e) The Company may retain a firm of independent public accountants of recognized standing selected by the Board (who may be the regular accountants employed by the Company) to make any computation required by this Section 6.

          (f) In the event that at any time, as a result of an adjustment made pursuant to Section 6(a), (b) or (c) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) through (h), inclusive, of this Warrant.

          (g) For purposes of any computation respecting consideration received pursuant to this Section 6, the following shall apply:

               A. in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided

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          that in no case  shall  any  deduction  be made  for any  commissions,
          discounts  or  other   expenses   incurred  by  the  Company  for  any
          underwriting of the issue or otherwise in connection therewith;

               B. in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

               C. in the case of the issuance of securities convertible, exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection).

          (h) Notwithstanding the foregoing, no adjustment shall be effected due to, or as a result of, any Permitted Issuances.

     7. REGISTRATION RIGHTS. The Warrant Stock shall be entitled to the registration rights described in Section 8 of the Letter and subsequent to the first closing, in Section 5(b) the Placement Agent Agreement to be entered into by Casimir L.P. and the Company.

     8. OFFICER'S CERTIFICATE. Whenever the Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be forwarded by certified mail to Holder as provided in Section 13

     9. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock, or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company's Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (4) if the Company shall file a registration statement under the Securities Act of 1933, as amended (the "Act"), on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in clauses (1), (2), (3) or
(4), as the case may be, of this Section 9 a notice containing a brief description of the proposed action and stating the date on which (i) a record is

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to be taken for the purpose of such dividend,  distribution  or rights,  or (ii)
such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of
Common  Stock  or  other   securities  shall  receive  cash  or  other  property
deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or (iii) such registration statement is to be filed with the Securities and Exchange Commission.

     10. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, conveyance or statutory exchange by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale, conveyance, or statutory exchange and (ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant, agreement, obligation and condition of this Warrant to be performed and observed by Company and all obligations and liabilities hereunder (including but not limited to the provisions of Section 6 regarding the increase in the number of shares of Warrant Stock potentially issuable hereunder). Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this Section 10 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale, conveyance or statutory exchange, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of Common Stock covered by the provisions of Section 6 of this Warrant. Notice of any such event shall be mailed by certified mail to the Holders of the Warrants no less than thirty (30) days prior to such event. A sale of all or substantially all of the Company's assets for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

     11. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

          (i) to a person who, in the opinion of counsel for the Company, or counsel for the Holder who is reasonably acceptable to the Company, is a person to whom this Warrant or Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 11 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

          (ii) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

          (iii) Notwithstanding (i) and (ii) above, The Company approves the transfer of this Warrant to affiliates of the Holders.

          (iv) The registration rights contained in Section 7 of this Warrant may be assigned in full by a Holder in connection with the transfer of this Warrant or any other Warrant stock.

     12. GOVERNING LAW; JURISDICTION. The corporate laws of the State of Texas shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for New York, New York, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered VIA facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered VIA facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

          If to the Company:  National Scientific Corporation
                              Scottsdale Technology Center
                              14455 North Hayden Road, Suite 202
                              Scottsdale, AZ  85260-6497

          If to the Holder:   To the Address Set Forth on the cover page hereof.

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

     14. MODIFICATION OF WARRANT. This Warrant shall not be modified, supplemented or altered in any respect, nor any provision waived, except with the consent in writing of the Holders representing not less than fifty percent (50%) of the Warrants then outstanding.

     15. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

     IN WITNESS WHEREOF, this Warrant has been duly executed as of February 9, 2004.

                                        NATIONAL SCIENTIFIC CORPORATION



                                        By:
                                            ----------------------------------
                                            Michael A. Grollman
                                            Chairman and Chief Executive Officer


ATTEST:



-------------------------------------
Secretary


[CORPORATE SEAL]


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

                               SUBSCRIPTION (CASH)


     The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ___________________ shares of the Common Stock, par value $_____ per share, of
______________________ covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.



Dated: ________________________          Signature:  ___________________________





                                CASHLESS EXERCISE

     The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to exchange its Warrant for ___________________ shares of the Common Stock, par value $_____ per share, of
______________________ pursuant to the Cashless Exercise provisions of the Warrant.



Dated: ________________________          Signature:  ___________________________

                                         Address:    ___________________________

                                   ASSIGNMENT


     FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto ________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ___________________, attorney, to transfer said Warrant on the books of _________________________.



Dated: ________________________          Signature:  ___________________________

                                         Address:    ___________________________




                               PARTIAL ASSIGNMENT


     FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto ________________________ the right to purchase ____________ shares of
Common Stock, par value $_____ per share of _________________________ covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ___________________, attorney, to transfer such part of said Warrant on the books of _________________________.



Dated: ________________________          Signature:  ___________________________

                                         Address:    ___________________________



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